GODFREY & KAHN, S.C.
                                ATTORNEYS AT LAW
                             780 North Water Street
                           Milwaukee, Wisconsin 53202
                     Phone (414) 273-3500 Fax (414) 273-5198


                                                 December 26, 2000

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      STRONG HIGH-YIELD MUNICIPAL BOND FUND, INC.


Ladies and Gentlemen:

         We represent Strong High-Yield Municipal Bond Fund, Inc. (the "Company"), in connection with its filing of Post-Effective Amendment No. 13 (the "Post-Effective Amendment") to the Company's Registration Statement (Registration Nos. 33-66838; 811-7930) on Form N-1A under the Securities Act of 1933 (the "Securities Act") and the Investment Company Act of 1940. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

         We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).


  We consent to the use of this letter in the Post-Effective Amendment.

                                                     Very truly yours,

                                                     GODFREY & KAHN, S.C.

                                                     /s/ Ellen Drought

                                                     Ellen Drought